EXHIBIT 10.1

STRAIGHT NOTE

$100,000	South El Monte, California	April 3, 2002

                For value received, Lee Pharmaceuticals promises to pay Mark DiSalvo or order, at South El Monte, California the sum of ONE HUNDRED THOUSAND DOLLARS, with interest from April 3, 2002, on unpaid principal at the rate of twenty-four (24) per cent per annum; principal is payable monthly, commencing on May 25, 2002, with monthly principal payments of $5,000.  Interest shall be calculated on the basis of the unpaid principal balance daily, based on a 365-day year, actual day month and payable monthly.  Principal and interest shall be payable in lawful money of the United States.  If action were instituted on this note, I promise to pay such sum as the Court may fix as attorney’s fees.  This note is secured by the trademarks on the product brands One Step At A Time®, lite’n® UP 50, and lite’n® UP 90.

APRIL 3, 2002	RONALD G. LEE
Date	Lee Pharmaceuticals - Ronald G. Lee

APRIL 3, 2002	MICHAEL L. AGRESTI
Date	Lee Pharmaceuticals - Michael L. Agresti